FOR IMMEDIATE RELEASE

Tile SHOP Announces pricing of public Offering of Common Stock by Selling Stockholders

Plymouth, Minnesota – December 12, 2012 – Tile Shop Holdings, Inc. (NASDAQ: TTS) (the “Company”), a specialty retailer of manufactured and natural stone tiles, setting and maintenance materials, and related accessories, today announced the pricing of a public offering by certain of its stockholders (the “Selling Stockholders”) of 4,500,000 shares of the Company’s common stock. The shares of common stock will be sold at a public offering price of $15.00 per share. The Selling Stockholders have also granted the underwriters for the offering a 30-day option to purchase up to an additional 675,000 shares of common stock on the same terms and conditions to cover any over-allotments. The offering is expected to close on December 18, 2012.

The offering consists entirely of secondary shares to be sold by the Selling Stockholders.  The Company is not selling any shares of common stock in the offering.

Citigroup and Robert W. Baird & Co. Incorporated are serving as joint book-running managers and representatives of the underwriters for the offering. Telsey Advisory Group LLC, Wedbush Securities Inc., Houlihan Lokey Capital, Inc., and Sidoti & Company, LLC are serving as co-managing underwriters for the offering.

The offering is being made pursuant to an effective registration statement and related prospectus. Before you invest, you should read the prospectus and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting the SEC’s web site at: www.sec.gov. Copies of the prospectus, when available, may also be obtained from:

Citigroup Global Markets Inc. Attention: c/o Broadridge Financial Solutions 1155 Long Island Avenue Edgewood, NY 11717 Phone: (800) 831-9146	Robert W. Baird & Co. Incorporated Attention: c/o Syndicate Department 777 E. Wisconsin Avenue Milwaukee, WI 53202 Phone: (800) 792-2473 syndicate@rwbaird.com

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful. The offering of these securities will be made only by means of a prospectus.

About Tile Shop Holdings and The Tile Shop

Tile Shop Holdings is the parent company of The Tile Shop. Tile Shop Holdings’ common stock is listed on the NASDAQ Global Market under the ticker symbol “TTS” and its warrants trade on the OTCBB under the symbol “TTSAW.”

The Tile Shop is a specialty retailer of manufactured and natural stone tiles, setting and maintenance materials, and related accessories in the United States. The Tile Shop offers a wide selection of products, attractive prices, and exceptional customer service in an extensive showroom setting. The Tile Shop operates 64 stores in 21 states, with an average size of 23,000 square feet.

Forward Looking Statements

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements include any statements regarding the Company’s strategic and operational plans. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. Investors are referred to the most recent reports filed with the SEC by the Company.

Contact:

Investors and Media: Brad Cohen: 763-852-2988 investorrelations@tileshop.com